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                                                                    EXHIBIT 16.2

                     [PricewaterhouseCoopers letterhead]

Securities and Exchange Commission
450 5/th/ Street, N.W.
Washington, D.C. 20549

October 29, 1998

Subject:  Corel Corporation File No.: 0-20562

Dear Sir/Madam:

We have read Item 4, Changes in Registrants' Certifying Accountant, of the Form 8-K of Corel Corporation dated October 23, 1998 and agree with the statements contained in the Report to the extent of our knowledge of the matters therein described.

Yours very truly,


PricewaterhouseCoopers LLP
Chartered Accountants